UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

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AJ Greentech Holdings Ltd.

(Exact name of Company as specified in its charter)

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Nevada	000-53737	47-2148252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-20 38th Ave. Unit 3G, Flushing, NY 11354

(Address of principal executive offices) (Zip Code)

718-395-8706

Company’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

On November 30, 2013, American Jianye Greentech Holdings Ltd. (the “Company”) entered into an agreement to acquire all of the issued and outstanding stock of Jin Chih International, Ltd., a Taiwan corporation, from its sole owner Chu Li An for five million shares of the Company’s common stock. The closing under the Agreement was held on November 30, 2013. Jin Chih is in developing and marketing greentech products such as electric car components and solar system. It is the innovator of connecting new energy with agriculture techniques. It is also investor of professional and high-efficient energy assets.

The foregoing does not constitute a full statement of the terms of the Agreement. The agreement has been filed as exhibit to this report. Reference is made to such exhibit for a full description of the rights and obligations of the parties under the agreement.

The Company intends to utilize the assets of the company to expand its manufacturing base and increase its retail operations in Taiwan.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired
(b)	Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2015

AJ GREENTECH HOLDINGS LTD.

By:	/s/ Chu Li An
Chu Li An
Chief Executive Officer